EXHIBIT 21.1

                     SUBSIDIARIES OF CENTRAL JERSEY BANCORP

      Name of Subsidiary                              State of Incorporation
      ------------------                              ----------------------

      Central Jersey Bank, National Association              New Jersey

      MCBK Capital Trust I                                   Delaware

      CJB Investment Company(1)                              New Jersey

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(1)   A wholly-owned subsidiary of Central Jersey Bank, National Association.